As filed with the Securities and Exchange Commission on August 13, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	77-0059951
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 West Tasman Drive

San Jose, California 95134-1706

(Address of Principal Executive Offices) (Zip Code)

Options to purchase common stock granted under the VersEdge Technologies, Inc. 2001 Stock Option Plan, the VersEdge Technologies, Inc. 2002 Stock Option Plan and the Actona Technologies, Inc. 2003 Stock Option Plan and assumed by Registrant

(Full titles of the Plans)

John T. Chambers

President, Chief Executive Officer and Director

Cisco Systems, Inc.

300 East Tasman Drive

San Jose, California 95134-1706

(Name and Address of Agent For Service)

(408) 526-4000

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share (3)	337,366 (4)	$1.60	$539,785.60	$68.40

(1)	This Registration Statement shall also cover any additional shares of Registrant’s common stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant common stock.

(2)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(3)	Each share of common stock includes Preferred Stock Purchase Rights that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(4)	Represents shares subject to issuance upon the exercise of outstanding stock options under the VersEdge Technologies, Inc. 2001 Stock Option Plan, the VersEdge Technologies, Inc. 2002 Stock Option Plan and the Actona Technologies, Inc. 2003 Stock Option Plan and assumed by the Registrant on August 2, 2004 pursuant to an Agreement and Plan of Merger by and among Registrant, a wholly-owned subsidiary of Registrant, and Actona Technologies, Inc. (f/k/a VersEdge Technologies, Inc.).

PART II

Item 3.	Incorporation of Documents by Reference	II-1

Item 4.	Description of Securities	II-1

Item 5.	Interests of Named Experts and Counsel	II-1

Item 6.	Indemnification of Directors and Officers	II-1

Item 7.	Exemption from Registration Claimed	II-2

Item 8.	Exhibits	II-2

Item 9.	Undertakings	II-3

SIGNATURES

EXHIBIT INDEX

EXHIBIT 5.1

EXHIBIT 23.1

EXHIBIT 99.1

EXHIBIT 99.2

EXHIBIT 99.3

EXHIBIT 99.4

EXHIBIT 99.5

EXHIBIT 99.6

EXHIBIT 99.7

EXHIBIT 99.8

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

Cisco Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 26, 2003 filed with the Commission on September 10, 2003 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (No. 000-18225) filed with the Commission on January 11, 1990, together with Amendment No. 1 on Form 8-A/A filed with the Commission on February 15, 1990, and including any other amendments or reports filed for the purpose of updating such description; and

(d)	The description of the Registrant’s Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A (No. 000-18225) filed with the Commission on June 11, 1998, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

As of the date of this Registration Statement, attorneys of Fenwick & West LLP and family members thereof beneficially own an aggregate of approximately 60,000 shares of Cisco common stock.

Item 6.	Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award or a corporation’s Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into

Indemnification Agreements with each of its directors and officers, and maintains directors’ and officers’ liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Articles of Incorporation of Cisco Systems, Inc., as currently in effect.	S-3	333-56004	4.1	February 21, 2001

4.2	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.	10-Q	000-18225	3.2	November 17, 2003

4.3	Rights Agreement dated as of June 10, 1998 between Cisco Systems, Inc. and Bank Boston, N.A.	10-K	000-18225	4.1	September 10, 2003

4.4	First Amendment to the Rights Agreement and Certification of Compliance with Section 27 Thereof between Cisco Systems, Inc. and Fleet National Bank (f/k/a Bank Boston, N.A.).	10-K	000-18225	4.2	September 29, 2000

4.5	Second Amendment to the Rights Agreement and Certification of Compliance with Section 27 Thereof by and among Cisco Systems, Inc., Fleet National Bank (f/k/a Bank Boston, N.A.), and EquiServe Trust Company, N.A.	10-Q	000-18225	4.1	December 10, 2001

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

99.1	VersEdge Technologies, Inc. 2001 Stock Option Plan					X

99.2	Forms of Stock Option Agreement under the VersEdge Technologies, Inc. 2001 Stock Option Plan					X

99.3	VersEdge Technologies, Inc. 2002 Stock Option Plan					X

99.4	Forms of Stock Option Agreement under the VersEdge Technologies, Inc. 2002 Stock Option Plan (Standard and Early Exercise)					X

99.5	Actona Technologies, Inc. 2003 Stock Option Plan					X

99.6	Form of Grant Letter and Form of Exercise Notice under the Actona Technologies, Inc. 2003 Stock Option Plan					X

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

99.7	Form of Cisco Systems, Inc. Stock Option Assumption Agreement (U.S.)					X

99.8	Form of Cisco Systems, Inc. Stock Option Assumption Agreement (Israel)					X

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement—notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 13, 2004.

Cisco Systems, Inc.

By:	/s/ John T. Chambers
John T. Chambers, President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Cisco Systems, Inc., a California corporation, do hereby constitute and appoint John T. Chambers, President, Chief Executive Officer and Director, Dennis D. Powell, Senior Vice President and Chief Financial Officer and Mark Chandler, Vice President, Legal Services, General Counsel and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John T. Chambers John T. Chambers	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2004

/s/ Dennis D. Powell Dennis D. Powell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 13, 2004

/s/ Betsy Rafael Betsy Rafael	Vice President, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	August 13, 2004

/s/ John P. Morgridge John P. Morgridge	Chairman of the Board and Director	August 13, 2004

/s/ Donald T. Valentine Donald T. Valentine	Vice Chairman of the Board and Director	August 13, 2004

/s/ Carol A. Bartz Carol A. Bartz	Director	August 13, 2004

/s/ M. Michele Burns M. Michele Burns	Director	August 13, 2004

/s/ Larry R. Carter Larry R. Carter	Director	August 13, 2004

Dr. James F. Gibbons	Director

/s/ Dr. John L. Hennessy Dr. John L. Hennessy	Director	August 13, 2004

/s/ Roderick C. McGeary Roderick C. McGeary	Director	August 13, 2004

/s/ James C. Morgan James C. Morgan	Director	August 13, 2004

/s/ Steven M. West Steven M. West	Director	August 13, 2004

/s/ Jerry Yang Jerry Yang	Director	August 13, 2004

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Articles of Incorporation of Cisco Systems, Inc., as currently in effect.	S-3	333-56004	4.1	February 21, 2001

4.2	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.	10-Q	000-18225	3.2	November 17, 2003

4.3	Rights Agreement dated as of June 10, 1998 between Cisco Systems, Inc. and Bank Boston, N.A.	10-K	000-18225	4.1	September 10, 2003

4.4	First Amendment to the Rights Agreement and Certification of Compliance with Section 27 Thereof between Cisco Systems, Inc. and Fleet National Bank (f/k/a Bank Boston, N.A.).	10-K	000-18225	4.2	September 29, 2000

4.5	Second Amendment to the Rights Agreement and Certification of Compliance with Section 27 Thereof by and among Cisco Systems, Inc., Fleet National Bank (f/k/a Bank Boston, N.A.), and EquiServe Trust Company, N.A.	10-Q	000-18225	4.1	December 10, 2001

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

99.1	VersEdge Technologies, Inc. 2001 Stock Option Plan					X

99.2	Forms of Stock Option Agreement under the VersEdge Technologies, Inc. 2001 Stock Option Plan					X

99.3	VersEdge Technologies, Inc. 2002 Stock Option Plan					X

99.4	Forms of Stock Option Agreement under the VersEdge Technologies, Inc. 2002 Stock Option Plan (Standard and Early Exercise)					X

99.5	Actona Technologies, Inc. 2003 Stock Option Plan					X

99.6	Form of Grant Letter and Form of Exercise Notice under the Actona Technologies, Inc. 2003 Stock Option Plan					X

99.7	Form of Cisco Systems, Inc. Stock Option Assumption Agreement (U.S.)					X

99.8	Form of Cisco Systems, Inc. Stock Option Assumption Agreement (Israel)					X